UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 9, 1998

                                XOMA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-14710                             94-2756657
(Commission File Number)            (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California                  94710
(Address of principal executive offices)               (Zip code)

Registrant's telephone number, including area code (510) 644-1170

                                      None
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     On July 16, 1998, XOMA Corporation ("XOMA") announced that it had signed an exclusive license with Incyte Pharmaceuticals, Inc. ("Incyte") for all of Incyte's patents and patent applications relating to bactericidal/permeability-increasing protein ("BPI"). The license provides that XOMA will pay Incyte a royalty on sales of BPI products covered by the license, up to a maximum of $11.5 million, and will make a $1.5 million advance royalty payment, one-half in cash and one-half in shares of XOMA common stock. Incyte will also receive warrants to purchase 250,000 shares of XOMA common stock at $6.00 per share.

Item 7.  Exhibits

1. License Agreement between Incyte Pharmaceuticals, Inc. and XOMA Corporation effective as of July 9, 1998 (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission)

2.       Form of Common Stock Purchase Warrant

3. Registration Rights Agreement dated as of July 9, 1998 by and among XOMA Corporation and Incyte Pharmaceuticals, Inc.



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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 16, 1998               XOMA CORPORATION




                                    By: /s/ Christopher J. Margolin
                                        -----------------------------------
                                        Name:   Christopher J. Margolin
                                        Title:  Vice President, General Counsel
                                                  and Secretary


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                                      -4-

                                  EXHIBIT INDEX


Number   Description

1. License Agreement between Incyte Pharmaceuticals, Inc. and XOMA Corporation effective as of July 9, 1998 (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission)

2.      Form of Common Stock Purchase Warrant

3. Registration Rights Agreement dated as of July 9, 1998 by and among XOMA Corporation and Incyte Pharmaceuticals, Inc.